Exhibit 99.3


                     ATX TELECOMMUNICATIONS SERVICES, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)



                                                               JUNE 30,
                                                                 2000
                                                              -----------

ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $ 3,530,871
  Accounts receivable, net of allowances for doubtful
     accounts and credits of $2,108,000 and $1,811,000,
     respectively...........................................   25,669,479
  Other current assets......................................      744,860
                                                              -----------
TOTAL CURRENT ASSETS........................................   29,945,210
PROPERTY AND EQUIPMENT, net.................................   13,310,781
INTANGIBLE ASSETS, net......................................      638,210
OTHER ASSETS................................................      261,864
                                                              -----------
          TOTAL ASSETS......................................  $44,156,065
                                                              ===========
LIABILITIES AND EQUITY/PARTNERS' CAPITAL
CURRENT LIABILITIES
  Accounts payable..........................................  $28,465,971
  Accrued expenses..........................................    1,069,050
  Accrued payroll and related expenses......................    4,886,165
  Sales and excise taxes payable............................    2,023,133
  Payables, related parties.................................    1,445,168
                                                              -----------
TOTAL CURRENT LIABILITIES...................................   37,889,487
                                                              -----------
TOTAL LIABILITIES...........................................   37,889,487
                                                              -----------
CONTINGENCIES
PHANTOM UNIT COMPENSATION...................................    1,200,000
EQUITY/PARTNERS' CAPITAL....................................    5,066,578
                                                              -----------
          TOTAL LIABILITIES AND EQUITY/PARTNERS' CAPITAL....  $44,156,065
                                                              ===========


           See accompanying notes to unaudited financial statements.

                     ATX TELECOMMUNICATIONS SERVICES, INC.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                    THREE MONTHS     THREE MONTHS      SIX MONTHS       SIX MONTHS
                                        ENDED            ENDED            ENDED            ENDED
                                    JUNE 30, 2000    JUNE 30, 1999    JUNE 30, 2000    JUNE 30, 1999
                                    -------------    -------------    -------------    -------------
REVENUES..........................   $40,303,265      $33,465,119      $76,566,416      $64,398,923
                                     -----------      -----------      -----------      -----------
EXPENSES
  Cost of revenues................    29,586,139       20,914,123       51,337,853       39,949,002
  Selling, general and
     administrative...............    15,927,345       12,912,934       32,175,309       24,459,164
                                     -----------      -----------      -----------      -----------
TOTAL EXPENSES....................    45,513,484       33,827,057       83,513,162       64,408,166
                                     -----------      -----------      -----------      -----------
LOSS FROM OPERATIONS..............    (5,210,219)        (361,938)      (6,946,746)          (9,243)
                                     -----------      -----------      -----------      -----------
INTEREST INCOME, NET..............        16,136           19,899           50,327           24,317
                                     -----------      -----------      -----------      -----------
NET (LOSS) INCOME.................   $(5,194,083)     $  (342,039)     $(6,896,419)     $    15,074
                                     ===========      ===========      ===========      ===========


           See accompanying notes to unaudited financial statements.


                     ATX TELECOMMUNICATIONS SERVICES, INC.

               STATEMENTS OF CHANGES IN EQUITY/PARTNERS' CAPITAL
                                  (UNAUDITED)



BALANCE, December 31, 1999..................................  $12,164,122
Net loss for the Six Months ended June 30, 2000.............   (6,896,419)
Capital contributions.......................................    4,064,560
Partners' distributions.....................................   (4,265,685)
                                                              -----------
BALANCE, June 30, 2000......................................  $ 5,066,578
                                                              ===========


           See accompanying notes to unaudited financial statements.

                     ATX TELECOMMUNICATIONS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                               SIX MONTHS       SIX MONTHS
                                                                  ENDED            ENDED
                                                              JUNE 30, 2000    JUNE 30, 1999
                                                              -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income.........................................   $(6,896,419)          15,074
  Adjustments to reconcile net (loss) income to net cash
     (used in) provided by operating activities
     Depreciation and amortization..........................     1,445,010          962,703
     Provision for allowances...............................       199,500           98,000
     Phantom unit compensation..............................      (200,000)        (200,000)
     Changes in assets and liabilities
       (Increase) decrease in assets
          Accounts receivable...............................    (5,229,893)      (1,733,868)
          Other current assets..............................      (643,684)         250,576
       Increase (decrease) in liabilities
          Accounts payable..................................    16,125,512          512,443
          Accrued payroll and related expenses..............       185,283         (321,030)
          Accrued expenses..................................         2,870          110,956
          Sales and excise taxes payable....................      (233,383)        (528,691)
                                                               -----------      -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........     4,754,796         (833,837)
                                                               -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment........................    (6,306,632)      (1,361,048)
  Increase (decrease) in receivables and payable, related
     parties................................................      (305,668)         197,733
                                                               -----------      -----------
NET CASH USED IN INVESTING ACTIVITIES.......................    (6,612,300)      (1,163,315)
                                                               -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long term debt.................................            --         (275,000)
  Capital Distributions.....................................                       (691,190)
  Capital contributions.....................................     2,200,000               --
                                                               -----------      -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........     2,200,000         (966,190)
                                                               -----------      -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       342,496       (2,963,342)
BEGINNING CASH AND CASH EQUIVALENTS.........................     3,188,375        5,067,315
                                                               -----------      -----------
ENDING CASH AND CASH EQUIVALENTS............................   $ 3,530,871        2,103,973
                                                               ===========      ===========


           See accompanying notes to unaudited financial statements.

                     ATX TELECOMMUNICATIONS SERVICES, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     ATX Telecommunication Services, Inc. ("ATX, Inc." or "the Company") was organized in the state of Delaware on February 9, 2000 upon the consent of the former partners of ATX Telecommunications LP ("ATX") and Global Telecom LP ("Global"). The financial position of the Company as of June 30, 2000 included the net assets contributed by the former partnerships of ATX and Global to ATX, Inc. on February 9, 2000 at their historical costs basis. For financial reporting purposes, the results of operations for the Six Months ended June 30, 2000 include the results of operations of the former partnerships of ATX and Global. These partnerships were terminated on February 9, 2000 upon their merger into ATX, Inc. ATX, Inc. was capitalized with 10,000 shares of common stock at $.01 par value. Upon the merger, 1,000 shares of common stock was issued to the former partners of ATX and Global.

     Upon the merger into ATX, Inc., distributions were made to certain former partners of ATX to satisfy their loans and advances.

     The Company is a single-source provider of voice and data services offering a full range of telecommunications services, including long distance, local, data, private line, cellular, PC-based billing, prepaid calling, paging, Internet access and World Wide Web consulting, development and hosting.

     The ATX Shareholders Agreement and former Partnership Agreements provided for bonuses to certain executives totaling $8,000,000 per year. The Company has recorded $4,000,000 of compensation expense for these bonuses included in selling, general and administrative expenses for the Six Months ended June 30, 2000 and June 30, 1999. These bonuses will be eliminated upon the merger agreement as discussed on Note 2.

2. PLAN OF RECAPITALIZATION AND MERGER

     On April 9, 2000, ATX, Inc. and its stockholders ("ATX Stockholders") entered into a plan of recapitalization and merger ("Merger Agreement") with CoreComm Limited ("CoreComm"). Under the terms of the merger agreement, as amended, the ATX stockholders will exchange their issued and outstanding common stock for the following aggregate consideration: (i) approximately 12.4 million shares of CoreComm common stock; (ii) $250 million of CoreComm's Series B preferred stock and (iii) $150 million in cash from CoreComm. Such amounts may be subject to adjustments as defined in the merger agreement. In the event CoreComm has not completed a debt or equity financing prior to the closing date, CoreComm may elect to issue short term notes of $119.0 million and reduce the cash consideration by such amount. The Merger Agreement is subject to regulatory and CoreComm shareholder approval, amongst other conditions.

3. BASIS OF PRESENTATION

     In the opinion of management, all adjustments which have been made are necessary to present fairly the financial position of the Company as of June 30, 2000 and 1999 and the results of operations for the six month periods ended June 30, 2000 and 1999. The results of operations for the six month period ending June 30, 2000 are not necessarily indicative of the results to be experienced for the fiscal year ending December 31, 2000.

     The Statements and related notes herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying notes should therefore be read in conjunction with the Company's December 31, 1999 financial statements included elsewhere herein.

                     ATX TELECOMMUNICATIONS SERVICES, INC.

INCOME TAXES

     Upon the incorporation of ATX, Inc as of February 9, 2000, ATX is subject to federal and state income taxation. ATX did not provide for an income tax benefit for the Six Months ended June 30, 2000 based on the uncertainty of future earnings and profits.

     Prior to the incorporation of ATX, Inc., the partners were required to report their respective share of the Company's profits and losses in their individual income tax returns. Accordingly, no provision for federal, state and local income taxes is reflected in these statements for periods prior to February 9, 2000.

4. PHANTOM UNIT PLAN

     The Phantom Unit Plan ("the Plan") provides for the issuance of a total of 5,000,000 phantom units. The phantom units shall become payable on the earlier of termination or a change of control. Upon the termination of employment, such phantom unit holders shall be entitled to compensation. Such compensation shall be payable over a 36-month period beginning in the thirteenth month after termination. Compensation is determined by the Phantom Unit Plan's formula and is based on average net income as defined in the Plan for the three years prior to termination.

     Upon a change in control as defined in the Plan, the Company will record a compensation charge equal to the fair market value of the phantom units. Such event would be the consummation of the Merger Agreement above resulting in a charge of approximately 5% of the fair market value of the aggregate consideration as described in Note 2.

5. SUPPLEMENTAL CASH FLOW INFORMATION

     Prior to the merger into ATX, Inc. distributions were made to the former partners of ATX of approximately $4.3 million to satisfy their loan balances. Additionally, loans to an officer of the Company were forgiven of approximately $1.9 million and shown as a contribution to equity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ATX Telecommunications Services Group
Bala Cynwyd, Pennsylvania

     We have audited the accompanying combined balance sheets of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997, and the related combined statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the management of ATX Telecommunications Services Group. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ATX Telecommunications Services Group as of December 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for the three years then ended in conformity with generally accepted accounting principles.

BDO Seidman, LLP

Philadelphia, Pennsylvania
March 10, 2000

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                            COMBINED BALANCE SHEETS


                                                                    DECEMBER 31,
                                                      -----------------------------------------
                                                         1999           1998           1997
                                                      -----------    -----------    -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................  $ 3,188,375    $ 5,067,315    $ 3,231,366
  Accounts receivable, net of allowances for
     doubtful accounts and credits of $1,909,000,
     $1,713,000 and $1,412,000, respectively........   20,639,086     16,857,357     12,987,283
  Other current assets..............................      101,176      1,267,796        924,227
  Receivables, related parties......................           --             --      2,924,430
                                                      -----------    -----------    -----------
TOTAL CURRENT ASSETS................................   23,928,637     23,192,468     20,067,306
PROPERTY AND EQUIPMENT, net.........................    8,359,873      6,304,365      3,275,769
INTANGIBLE ASSETS, net..............................      727,496        906,067      1,084,638
OTHER ASSETS........................................      261,864             --             --
RECEIVABLES, partners...............................    4,265,685      2,037,620        570,442
                                                      -----------    -----------    -----------
TOTAL ASSETS........................................  $37,543,555    $32,440,520    $24,998,155
                                                      ===========    ===========    ===========
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Accounts payable..................................  $12,340,460    $ 9,709,815    $ 6,536,352
  Accrued expenses..................................    1,066,180      1,072,655        931,500
  Accrued payroll and related expenses..............    4,700,882      4,518,969        475,547
  Accrued partners' distributions...................           --      1,350,000             --
  Sales and excise taxes payable....................    2,256,516      1,908,584      2,528,878
  Current portion of long-term debt.................           --        562,500        275,000
  Payables, related parties.........................    1,750,835        678,793             --
                                                      -----------    -----------    -----------
TOTAL CURRENT LIABILITIES...........................   22,114,873     19,801,316     10,747,277
LONG-TERM DEBT......................................           --             --        562,500
PAYABLES, related parties...........................    1,864,560      1,864,560        170,885
                                                      -----------    -----------    -----------
TOTAL LIABILITIES...................................   23,979,433     21,665,876     11,480,662
COMMITMENTS AND CONTINGENCIES
PHANTOM UNIT COMPENSATION...........................    1,400,000      1,800,000             --
PARTNERS' CAPITAL...................................   12,164,122      8,974,644     13,517,493
                                                      -----------    -----------    -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL.............  $37,543,555    $32,440,520    $24,998,155
                                                      ===========    ===========    ===========

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                       COMBINED STATEMENTS OF OPERATIONS



                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1999            1998           1997
                                                    ------------    ------------    -----------
REVENUES..........................................  $135,020,849    $113,654,155    $92,594,419
                                                    ------------    ------------    -----------
EXPENSES
  Cost of revenues................................    85,477,119      68,435,883     52,769,825
  Selling, general and administrative.............    51,213,416      43,280,185     26,406,902
                                                    ------------    ------------    -----------
TOTAL EXPENSES....................................   136,690,535     111,716,068     79,176,727
                                                    ------------    ------------    -----------
(LOSS) INCOME FROM OPERATIONS.....................    (1,669,686)      1,938,087     13,417,692
INTEREST INCOME, NET..............................        71,844         115,042        179,215
                                                    ------------    ------------    -----------
NET (LOSS) INCOME.................................  $ (1,597,842)   $  2,053,129    $13,596,907
                                                    ============    ============    ===========


            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

              COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL



BALANCE, December 31, 1996..................................  $ 11,313,825
Net income for the year ended December 31, 1997.............    13,596,907
Partners' contributions.....................................       412,500
Partners' distributions.....................................   (11,805,739)
                                                              ------------
BALANCE, December 31, 1997..................................    13,517,493
Net income for the year ended December 31, 1998.............     2,053,129
Partners' contributions.....................................     2,000,000
Partners' distributions.....................................    (8,595,978)
                                                              ------------
BALANCE, December 31, 1998..................................     8,974,644
Net loss for the year ended December 31, 1999...............    (1,597,842)
Partners' contributions.....................................     4,847,739
Partners' distributions.....................................       (60,419)
                                                              ------------
BALANCE, December 31, 1999..................................  $ 12,164,122
                                                              ============


            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                             1999          1998           1997
                                                          -----------   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) income.....................................  $(1,597,842)  $ 2,053,129   $ 13,596,907
  Adjustments to reconcile net (loss) income to net cash
     provided by operating activities
       Depreciation and amortization....................    1,820,453     1,947,830      1,830,449
       Provision for allowances.........................      196,000       301,000        112,000
       Loss on sale of equipment........................           --         5,380             --
       Phantom unit compensation........................     (400,000)    1,800,000             --
       Changes in assets and liabilities
       (Increase) decrease in assets
          Accounts receivable...........................   (3,977,729)   (4,171,074)    (1,892,732)
          Other current assets..........................    1,166,620      (343,569)        41,083
          Other assets..................................     (261,864)           --             --
       Increase (decrease) in liabilities
          Accounts payable..............................    2,630,645     3,173,463      1,179,702
          Accrued expenses..............................       (6,475)      141,155        280,701
          Accrued payroll and related expenses..........      181,913     4,043,422         98,822
          Sales and excise taxes payable................      347,932      (620,294)        38,146
                                                          -----------   -----------   ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES...............       99,653     8,330,442     15,285,078
                                                          -----------   -----------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of property and equipment......           --        11,000             --
  Purchase of property and equipment....................   (3,697,390)   (4,814,235)    (1,214,911)
  Purchase of intangible assets.........................           --            --       (412,500)
  Decrease (increase) in receivables and payable,
     related parties....................................    1,072,042     5,296,898     (1,924,745)
  Increase in loans to partners.........................   (2,228,065)     (117,178)      (324,765)
                                                          -----------   -----------   ------------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES.....   (4,853,413)      376,485     (3,876,921)
                                                          -----------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of long-term debt.............................     (562,500)     (275,000)            --
  Partners' contributions...............................    4,847,739     2,000,000        412,500
  Partners' distributions...............................   (1,410,419)   (8,595,978)   (11,805,739)
                                                          -----------   -----------   ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.....    2,874,820    (6,870,978)   (11,393,239)
                                                          -----------   -----------   ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS....   (1,878,940)    1,835,949         14,918
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..........    5,067,315     3,231,366      3,216,448
                                                          -----------   -----------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR................  $ 3,188,375   $ 5,067,315   $  3,231,366
                                                          ===========   ===========   ============

            See accompanying notes to combined financial statements.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

     The combined financial statements of ATX Telecommunications Services Group ("the Company") include the accounts of ATX Telecommunications Services Ltd. ("ATX") and Global Telecom Services, Ltd. ("Global") which were under common control and ownership by the same partners/family members. ATX and Global were limited partnerships organized under the laws of the Commonwealth of Pennsylvania. ATX and Global are single-source providers of voice and data services offering a full range of telecommunications services, including long distance, local, data, private line, cellular, PC-based billing, prepaid calling, paging, Internet access and World Wide Web consulting, development and hosting.

     These partnerships were terminated on February 9, 2000 upon their merger into ATX Telecommunication Services, Inc. ("ATX, Inc."). ATX, Inc. was incorporated on the above date in the state of Delaware upon the consent of the Company's partners. ATX, Inc. was capitalized with 10,000 shares of common stock at $.01 par value. Upon the merger, 1,000 shares of common stock was issued to the former partners of ATX and Global. On such date, the Company contributed its assets and its liabilities were assumed by ATX, Inc. at their historical cost basis.

     The partnership agreement provides for the allocation of profits and losses on an annual basis. Profits and losses are allocated among partners based on the partnership agreement.

     Distributions, other than liquidating distributions, shall be made to all partners in proportion to their percentage interests except as otherwise stipulated in the partnership agreement.

     The partnership agreement required that during 1999 certain partners receive distributions totaling $1,350,000 for prior years. This agreement also provides for bonuses to these partners totaling $8,000,000 per year for the years 1998 through 2002. The Company has recorded compensation expenses for these bonuses included in selling, general and administrative expenses for the years ended December 31, 1999 and 1998, respectively.

     If a sale or public offering of the Company does not occur before January 31, 2003, certain minority partners have an option to put their respective interests to the Company at fair value, as defined within the partnership agreement. The total amount to be paid to these partners for their respective interests will be paid over a seven and one-half year period.

2. PLAN OF RECAPITALIZATION AND MERGER

     On March 9, 2000, ATX, Inc. and its stockholders ("ATX Stockholders") entered into a plan of recapitalization and merger ("Merger Agreement") with CoreComm Limited ("CoreComm"). Under the terms of the merger agreement, ATX will be recapitalized such that the ATX Stockholders will receive the following aggregate consideration: (i) approximately 12.4 million shares of CoreComm common stock; (ii) $250 million of CoreComm's 3% senior preferred stock and
(iii) $150 million in cash from CoreComm. Such amounts may be subject to adjustments as defined in the merger agreement. In the event CoreComm has not completed a debt or equity financing prior to the closing date, CoreComm may elect to issue short term notes of $70 million and reduce the cash consideration by such amount. The Merger Agreement is subject to regulatory and CoreComm shareholder approval, among other conditions.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     The Company recognizes revenue based on the customers' usage of services. Revenues are presented net of estimated discounts. Additionally, the Company accrues for unbilled telecommunication revenue as a result of its billing cycle and such amounts are included in accounts receivable.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

  Cost of Revenues

     Cost of revenues includes network costs which consist of access, transport, and termination costs. Such costs are recognized when incurred in connection with the provision of telecommunication services.

  Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the respective assets. Property and equipment are depreciated over useful lives ranging from five to seven years and leasehold improvements are amortized over the terms of the lease.

  Intangible Assets

     Intangible assets represent acquired customer lists which are being amortized using the straight line method over a 7-year period. Intangible assets are presented net of accumulated amortization of $522,504, $343,933 and $165,362 as of December 31, 1999, 1998 and 1997, respectively.

  Impairment of Assets

     The Company's long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the Company measures impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. The Company determined that, as of December 31, 1999, there had been no impairment in the carrying value of the long-lived and intangible assets.

  Advertising and Marketing Costs

     All costs related to advertising and marketing the Company's products and services are expensed in the period incurred.

  Income Taxes

     The partners are required to report their respective share of the Company's profits and losses in their individual income tax returns. Accordingly, no provision for federal, state and local income taxes is reflected in the financial statements.

  Concentrations of Credit Risk

     The Company maintains its cash deposits and temporary cash investments with high-quality institutions at levels which may exceed federally insured limits. The Company has not experienced any losses on cash deposits or temporary cash investments maintained in this manner.

     The Company sells its telecommunications services and products to customers operating primarily in the Northeastern region of the United States. The Company performs ongoing credit evaluation of its customers, and it generally does not require collateral from those customers.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

  Fair Value of Financial Instruments

     The carrying value of all financial instruments approximates their fair value due to the short maturity of the respective instruments.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4. PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:



                                                            DECEMBER 31,
                                              -----------------------------------------
                                                 1999           1998           1997
                                              -----------    -----------    -----------
Computer and switching equipment............  $19,964,627    $16,801,263    $12,314,302
Furniture and fixtures......................    1,150,108        711,471        592,556
Automobiles.................................      352,113        279,533        107,147
Leasehold improvements......................       79,492         56,683         56,683
                                              -----------    -----------    -----------
                                               21,546,340     17,848,950     13,070,688
Less accumulated depreciation and
  amortization..............................   13,186,467     11,544,585      9,794,919
                                              -----------    -----------    -----------
                                              $ 8,359,873    $ 6,304,365    $ 3,275,769
                                              ===========    ===========    ===========


5. LONG-TERM DEBT

     In connection with an acquisition of customer lists during 1997 for $1,250,000, Global issued a note for $837,500. The note provided for payments of $275,000 and $562,500 with interest at 5.5% in 1998 and 1999, respectively. During 1999, the note was repaid in full. Global recorded interest expense of $47,238 and $39,724 for the years ended 1999 and 1998.

6. LEASE COMMITMENTS

     The Company leases various facilities classified as operating leases. Under terms of these leases, the Company is required to pay its proportionate share of real estate taxes, operating expenses and other related costs. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $1,619,083, $1,444,456 and
$1,295,971, respectively.

     Additionally, the Company leases its principal office and equipment space from various partnerships in which the general partner was also a partner of the Company. The Company recorded rent included in the above amounts aggregating $1,227,010, $1,182,515 and $1,179,358 to these partnerships for the years ended December 31, 1999, 1998 and 1997, respectively.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

     Future minimum rental payments, including those due to related parties, are summarized as follows:



                YEAR ENDING DECEMBER 31,                     AMOUNT
                ------------------------                   ----------

2000.....................................................  $1,902,000
2001.....................................................   1,927,000
2002.....................................................   1,954,000
2003.....................................................   1,565,000
2004.....................................................     537,000
Thereafter...............................................     105,000
                                                           ----------
                                                           $7,990,000
                                                           ==========


7. RELATED PARTY TRANSACTIONS

     There are various transactions with a partner of the Company relating to certain professional services approximating $1,000,000 for each of the years 1999, 1998 and 1997. These transactions resulted in intercompany balances shown as payables to related parties, with the related costs reflected in general and administrative expenses. Additionally, companies affiliated with this partner advanced funds to the Company for their operations and purchases of certain telecommunication equipment. These amounts have no formal repayment terms or interest rates and are shown as payables, related party.

     Additionally, the Company advanced funds to certain partners. These amounts are included in receivables, partners and had no formal repayment terms or interest rates. Subsequent to December 31, 1999, prior to the partnerships' merger into ATX, Inc., a distribution of approximately $4.3 million was declared and satisfied by the above mentioned receivables, partners.

8. CONTINGENCIES

     The Company is a defendant in various lawsuits relative to its business operations. Management believes that the outcome of these pending lawsuits will not materially effect the financial position, results of operations or cash flows of the Company.

9. EMPLOYEE BENEFITS

     The Company and affiliated business entities controlled by a partner of the Company maintain a self-insured health plan for their employees and partners. The Company is responsible for participant claims, stop loss premiums and administrative fees. Such plan does not provide for post retirement benefits.

10. RETIREMENT PLAN

     The Company's employees participate in a defined contribution profit sharing plan established under Section 401(k) of the Internal Revenue Code. The plan allows employees to defer up to 15% of their income through contributions to the plan on a pretax basis, subject to a statutory dollar limitation. In accordance with the provisions of the plan, the employer may match employees' contributions. In addition, the employer may make optional contributions to the plan. The Company and other business entities controlled by a partner of the Company participate in this plan. The Company made matching contributions to the plan for the years ended December 31, 1999, 1998 and 1997 of $176,166, $127,670 and $58,047, respectively.

                     ATX TELECOMMUNICATIONS SERVICES GROUP

11. PHANTOM UNIT PLAN

     During 1998, ATX adopted the 1998 Phantom Unit Plan (the "Plan"). The Plan provides for the issuance of a total of 5,000,000 phantom units representing a phantom 5% equity interest in ATX. Eligible employees may receive phantom units or equivalent consideration as determined by a committee appointed by ATX to administer the Plan. The committee has the authority at its sole discretion to designate the employees eligible to participate in the Plan. In addition, the committee may terminate or amend the Plan at its discretion. Termination or amendment of the Plan shall not affect phantom awards previously granted. Typically, the awards vest over a seven-year period from the date of grant; however, an employee may receive credit for employment time prior to the date of the award at the discretion of the committee. The Plan is unfunded.

     The phantom units become payable to a participant on the earlier of his termination of employment or a change of control. Upon termination of employment, a participant is entitled to compensation under the Plan. Such compensation is payable over a 36-month period beginning in the thirteenth month after termination. The participant's compensation is determined by his proportionate ownership of units and the Plan's formula for determining value, which is 10 times average net cash income as defined in the Plan for the prior three fiscal years.

     The Company has recorded a noncash (benefit) charge of ($400,000) and $1,800,000 for the years ended December 31, 1999 and 1998, respectively, related to the issuance of the phantom units.

     Upon a change in control as defined in the Plan, the participants will become entitled to receive compensation based upon the exchange or transaction value of ATX's equity. ATX, Inc. will record a compensation charge equal to the fair market value of the consideration payable to the Plan participants less amounts previously recorded. The consummation of the Merger Agreement, described in Note 2 above, would result in a non-cash charge of approximately $44 million.

     The following table contains information on phantom units for units granted under the Plan from the date of adoption of the Plan through December 31, 1999:



                                                          NUMBER OF
                                                        PHANTOM UNITS
                                                        -------------

Outstanding at January 1, 1998........................           --
Granted...............................................    3,350,000
Cancelled.............................................      (75,000)
                                                          ---------
Outstanding at December 31, 1998......................    3,275,000
Granted...............................................    1,725,000
Cancelled.............................................           --
                                                          ---------
Outstanding at December 31, 1999......................    5,000,000
                                                          =========


12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Global financed $837,500 in 1997 related to the purchase of customer lists and paid interest of $47,238 and $39,724 in 1999 and 1998, respectively, in connection with this note.